EXHIBIT NO. 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 49 to Registration Statement No. 2-83616 on Form N-1A of our reports dated February 15, 2012, relating to the financial statements and financial highlights of MFS Variable Insurance Trust II, including MFS International Growth Portfolio, MFS Blended Research Core Equity Portfolio, MFS Global Research Portfolio, MFS International Value Portfolio, MFS Blended Research Growth Portfolio, MFS Blended Research Value Portfolio, MFS Global Growth Portfolio, MFS Research International Portfolio, MFS Technology Portfolio, MFS Emerging Markets Equity Portfolio, MFS Global Tactical Allocation Portfolio, MFS Money Market Portfolio, MFS Massachusetts Investors Growth Stock Portfolio, MFS New Discovery Portfolio, MFS Growth Portfolio, MFS Mid Cap Growth Portfolio, MFS Utilities Portfolio, MFS Value Portfolio, MFS Core Equity Portfolio, MFS Strategic Income Portfolio, MFS Global Governments Portfolio, MFS High Yield Portfolio, MFS Bond Portfolio, MFS Government Securities Portfolio, and MFS Total Return Portfolio appearing in the Annual Reports on Form N-CSR of MFS Variable Insurance Trust II for the year ended December 31, 2011, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Boston, Massachusetts
April 23, 2012